FIRST AMENDMENT

TO SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of the 26th day of February, 2021, amends that certain Subadvisory Agreement effective February 1, 2021, (the “Agreement”) among Virtus Investment Trust (the “Trust”), a Delaware statutory trust on behalf of its series Virtus NFJ International Value Fund (the “Series”), Virtus Investment Advisers, Inc., a Massachusetts corporation (the “Adviser”) and NFJ Investment Group, LLC, a Delaware limited liability company (the “Subadviser”) as follows:

1.	Virtus NFJ International Value Fund is hereby added as an additional Series to the Agreement.

2.	Schedule F is hereby deleted and Schedule F attached hereto is substituted in its place to reflect the addition of Virtus NFJ International Value Fund.

3.

Except as expressly amended hereby, all provisions of the Agreement shall remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meanings as ascribed thereto in the Agreement.

4.

This Agreement may be executed in any number of counterparts (including counterparts executed and/or delivered electronically) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, electronic signatures delivered and signatures delivered and exchanged electronically shall be binding and effective to the same extent as original signatures.

[Signature Page Follows]

VIRTUS INVESTMENT TRUST

By:

Name: W. Patrick Bradley
Title: Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS INVESTMENT ADVISERS, INC.

By:
Name: George R. Aylward
Title: President and Chairman

ACCEPTED:

NFJ INVESTMENT GROUP, LLC

By:
Name: George R. Aylward Title: President and Chief Executive Officer

SCHEDULE F

DESIGNATED SERIES

As of February 26, 2021

Virtus Investment Trust

Fund Name

Virtus NFJ Dividend Value Fund

Virtus NFJ International Value Fund

Virtus NFJ Large-Cap Value Fund

Virtus NFJ Mid-Cap Value Fund

Virtus NFJ Small-Cap Value Fund